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                                                                   EXHIBIT 10(H)

              AMENDED AND RESTATED EXECUTIVE RETIREMENT AGREEMENT
              ---------------------------------------------------


     This Amended and Restated Executive Retirement Agreement is made this 23rd day of March, 1998, by and between PS Group, Inc., a Delaware corporation (the "Company"), and Charles E. Rickershauser, Jr. (the "Executive"), with reference to the following facts:

     A. The Executive has served as Chairman of the Board of the Company since 1991, and as Chief Executive Officer of the Company since October, 1994.

     B. The Executive is not a participant in the Retirement Plan for Corporate Officers of PS Group, Inc. and Participating Subsidiaries.

     C. The Company and the Executive are parties to an Executive Retirement Agreement dated March 12, 1997 (the "Original Agreement") that was entered into in order to compensate the Executive for his services to the Company by augmenting his accrued unfunded retirement benefit and to clarify terms and conditions under which such retirement benefit would be accrued and paid.

     D. This Agreement amends and restates the Original Agreement in order to provide for an increase in the amount of the unfunded retirement benefit to be credited to the Executive's Account (as hereinafter defined) for calendar year 1998 from $50,000 to $100,000 while confirming all the other provisions of the Original Agreement.

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

     1.  DEFINITIONS
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     For purposes of this Agreement, the following terms are defined as follows:

          1.1 "Account" means the account maintained pursuant to Section 2 of this Agreement.

          1.2 "Actuarial Equivalent" means a benefit of equivalent value when computed using the actuarial assumptions in effect at the time of computation for computing of the equavalency of benefits under the Retirement Plan for Corporate Officers of PS Group, Inc. and Participating Subsidiaries.
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          1.3  "Beneficiary"  means the person or persons designated or determined pursuant to Section 3.4.

          1.4 "Board" means the Board of Directors of the Company, without the participation of the Executive.

          1.5 "Joint and 50% Survivor Annuity" means an annuity payable monthly for the life of the Executive with a survivor annuity payable monthly for the life of the spouse of the Executive which is equal to one-half (1/2) of the amount of the annuity payable during the joint lives of the Executive and his spouse, which is the Actuarial Equivalent of the balance in the Account on the Payment Trigger Date, and which is also the Actuarial Equivalent of a single life annuity for the life of the Executive.

          1.6 "Payment Trigger Date" means the later of January 1, 2001, or the Termination Date.

          1.7 "Previously Accrued Amounts" means the unfunded retirement benefit and interest thereon which accrued on or before December 31, 1996 pursuant to the previous agreement between the Company and the Executive, and which consists of:

          (a) Fifty Thousand Dollars ($50,000.00) per year accrued on December 31 of each calendar year from 1991 through 1996, inclusive;

          (b) Interest accrued during each calendar year from 1992 through 1996, inclusive, at the rate paid on one-year U.S. Treasury Bills as of January 1 of such calendar year.

          1.8 "Termination Date" means the date on which the Executive ceases to perform services for any reason (including, but not limited to, the Executive's death, total and permanent disability, or retirement) for the Company either in the capacity of Chairman of the Board of Directors or in the capacity of Chief Executive Officer.

     2.  THE ACCOUNT
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          2.1  The Company shall establish and maintain the Account, which shall be credited with the following amounts:

               (a) As of December 31, 1996, the Previously Accrued Amounts;

               (b) As of December 31, 1996, the sum of Fifty Thousand Dollars ($50,000.00);

               (c) As of the last day of each calendar month in calendar year 1997 and calendar year 1998, respectively, the sum of Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($) 8.333.33), but subject to Section
2.2 if any calendar month includes the Termination Date;

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          (d) As of the last day of each calendar month in each calendar year after 1998, the sum of Four Thousand One Hundred Sixty-Seven Dollars ($4,167.00), but subject to the provisions of Section 2.2 if any calendar month includes the Termination Date; and

          (e) Interest during each calendar year beginning with 1997 compounded daily at the rate paid on one-year U.S. Treasury Bills as of January 1 of such calendar year; provided, however, that such interest shall cease to accrue on the Payment Trigger Date.

          2.2 For the calendar month which includes the Termination Date, the full amount specified in Section 2.1(c) or Section 2.1(d), as the case may be, with respect to such month shall be credited to the Account on the Termination Date rather than on the last day of such month, and no amounts shall be credited to the Account under Section 2.1(c) or Section 2.1(d), as the case may be, with respect to any calendar month after the calendar month which includes the Termination Date.

          2.3 In accordance with the provisions of Section 7, the Account shall be for bookkeeping purposes only, and the Company shall not be required to acquire or maintain any investments corresponding to the Account balance.

     3.  PAYMENT OF BENEFITS
         -------------------

     Payment of benefits under this Agreement shall commence as soon as administratively practicable following the Payment Trigger Date in accordance with the following provisions:

          3.1 Unless the Executive elects otherwise at the time and in the manner set forth in Section 3.3, benefits will be paid: (a) if the Executive is not married on the Payment Trigger Date, in the form of a single life annuity payable monthly during the Executive's life which is the Actuarial Equivalent of the balance in the Account as of the Payment Trigger Date, or (b) if the Executive is married on the Payment Trigger Date, in the form of a Joint and 50% Survivor Annuity.

          3.2 The Executive may elect, at the time and in the manner specified in Section 3.3, to receive, in lieu of the applicable form of benefits set forth in Section 3.1, benefits in one of the following optional forms, each of which shall be the Actuarial Equivalent of the applicable form of benefit under
Section 3.1:

          (a) A single life annuity payable monthly during the Executive's life;

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          (b) A monthly benefit payable during the Executive's life with the provision that, after the Executive's death, the same monthly benefit will be continued to the Beneficiary, if such Beneficiary survives the Executive, during the lifetime of such Beneficiary through the month in which the Beneficiary dies;

          (c) A monthly benefit payable for the life of the Executive; provided, however, that if the Executive dies before having received one hundred twenty
(120) monthly payments, monthly payments shall be continued to his Beneficiary for the remainder of the one hundred twenty (120) month certain period; or

          (d) A monthly benefit payable for the life of the Executive; provided, however, that if the Executive dies before having received two hundred forty
(240) monthly payments, monthly payments shall be continued to his Beneficiary for the remainder of the two hundred forty (240) month certain period.

          3.3 To be effective, an election of one of the optional forms of benefit set forth in Section 3.2, or a revocation of such election, must be (a) in writing in a form acceptable to the Board, (b) signed by the Executive, (c) timely made, (d) name the Beneficiary (except in the case of a single life annuity), and (e) fulfill such other requirements as the Company may establish. To be timely made, an election must be delivered to the Board either (i) at least one (1) year before the Payment Trigger Date, or (ii) if accompanied by evidence of the Executive's good health satisfactory to the Board, at any time before the Payment Trigger Date. Any controversy regarding whether the Executive is in good health will be resolved by a medical doctor jointly selected by the Executive and the Board, or if they are unable to agree on a medical doctor, by a medical doctor selected jointly by the Executive's medical doctor and a medical doctor selected by the Board. An election pursuant to this
Section 3.3 shall become irrevocable on the Payment Trigger Date, and may not be rescinded or modified thereafter.

          3.4 If the Executive elects one of the alternate forms of benefit specified in Section 3.2(b), (c), or (d), the Executive shall designate in writing to the Board one or more persons (a "Beneficiary") to receive benefits if the Executive dies after the Payment Trigger Date. The Executive may change the designation of his Beneficiaries at any time by giving written notice of such change to the Board. The Executive may designate one or more contingent Beneficiaries to receive benefits in the event of the death of the Primary Beneficiaries. If, upon the death of the Executive, no designation of a Beneficiary is effective, or no designated Beneficiary survives, benefit payments shall be made to the following persons in the following order of priority: (a) the Executive's surviving spouse; (b) the Participant's surviving children, and any descendants of a deceased child by right of representation;
(c) the Executive's surviving parents; (d) the Executive's surviving brothers and sisters, and the descendants of any deceased brother

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or sister by right of representation; and (e) the executor or administrator of the estate of the Executive. If benefits become payable to any of the persons specified in clauses (b) through (e) of the preceding sentence, the Executive's last designated Beneficiary, rather than any of such persons, shall be the measuring life for determining the amount of annuity payments.

     4.  CONFIDENTIAL INFORMATION; FORFEITURE OF BENEFITS
         ------------------------------------------------

     Notwithstanding any other provision of this Agreement to the contrary, benefits under this Agreement are paid with the understanding that the Executive does not engage or become involved in any occupation or any activity or relationship which involves the use or disclosure to others of information or practices acquired or learned while employed by the Company or any of its subsidiaries or parent and which any of them reasonably regards as confidential or their property or trade secret, or in any other activity detrimental to any of them. If the Company, after a thorough investigation, finds that the Executive has violated the provisions of this Section 4, benefits payable hereunder shall be forfeited. Notwithstanding any other provision of this Agreement to the contrary, no benefits will be payable under this Agreement if the Executive confesses to, or is convicted of, an act of fraud, theft or dishonesty amounting to a felony and arising in the course of or in connection with his employment with the Company or any of its subsidiaries or parent, and, in such case, all such benefits will be forfeited.

     5.  RECEIPT OF RELEASES
         -------------------

     Any payment of benefits under this Agreement shall, to the full extent thereof, be in full satisfaction of all claims against the Company and its subsidiaries and parent, and the Company may require the recipient thereof, as a condition precedent to such payment, to execute a receipt and release to such effect.

     6.  ERISA; ADMINISTRATION
         ---------------------

          6.1 This Agreement constitutes a pension benefit plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is unfunded and maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees. This Plan constitutes the "summary plan description" required under ERISA, as well as the governing document of the Plan. The "administrator" of the Plan, within the meaning of Section 3(16) of ERISA, and the "named fiduciary" thereof, within the meaning of Section 402 of ERISA, is the Board. Attached hereto as Exhibit "A" is a statement of the Executive's rights under ERISA. Attached hereto as Exhibit "B" is a statement of the claims procedure under this Agreement and ERISA.

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          6.2  The Board, acting as the "administrator" under ERISA, shall have the full power, authority, and discretion to construe and interpret the terms and provisions of this Agreement, and to compute and certify to the amount and form of benefits payable under this Agreement. Any interpretation or construction of this Agreement by the Board shall be final and binding on all parties, including, but not limited to, the Executive and any Beneficiary.

     7.  UNSECURED GENERAL CREDITOR
         --------------------------

     The Executive and his Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interests in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Agreement. This Agreement shall not cause any of the Company's assets to be pledged or restricted. The obligations of the Company under the Agreement shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Executive and his Beneficiaries shall be no greater than those of unsecured general creditors. The Company may, but need not, acquire investments corresponding to the Account hereunder, and it is not under any obligation to maintain any investment it may make. Any such investments, if made, shall be in the name of the Company, and shall be its sole property in which neither the Executive nor any Beneficiary shall have any interest.

     8.  RESTRICTION AGAINST ASSIGNMENT
         ------------------------------

     The Company shall pay all amounts payable hereunder only to the person or persons designated by this Agreement and not to or for any other person. No part of the Account shall be liable for the debts, contracts, or engagements of the Executive, any Beneficiary, or successors in interest, nor shall the Account be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. Any purported alienation, anticipation, transfer, commutation, pledge, encumbrance, or assignment shall be void and of no effect. If the Executive, any Beneficiary, or successor in interest is adjudicated bankrupt, and such person's rights to distribution or payment under this Agreement are subject to involuntary transfer or assignment in any such proceeding, the Board may in its discretion cancel such distribution or payment (or any part thereof) to or for the benefit of the Executive, such Beneficiary or successor in interest.

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     9.  WITHHOLDING
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     There shall be deducted from each payment to the Executive or a Beneficiary made under this Agreement all taxes which are required to be withheld by the Company from such payment. If any taxes, including employment taxes with respect to the Account, are required to be withheld prior to the time of payment, the Company may withhold such amounts from other compensation paid to the Executive.

     10.  AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION
          --------------------------------------------------

     The Board may amend, modify, suspend or terminate this Agreement in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to the Account.

     11.  GOVERNING LAW
          -------------

     This Agreement shall be construed, governed and administered in accordance with the laws of the State of California, to the extent such laws are not preempted by ERISA.

     12.  PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY
          ----------------------------------------------

     In the event that any amount becomes payable under this Agreement to a person who, in the sole judgment of the Board, is considered by reason of physical or mental condition to be unable to give a valid receipt or release therefor, the Board may direct that such payment be made to any person found by the Board, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Board and the Company.

     13.  NO EMPLOYMENT RIGHTS
          --------------------

     This Agreement shall not confer upon the Executive any right to be employed by or serve as a director of the Company or any of its subsidiaries or parent, or any other right not expressly provided hereunder.

     14.  HEADINGS NOT PART OF AGREEMENT
          ------------------------------

     Headings and subheadings in this Agreement are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

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     15.  COUNTERPARTS
          ------------

     This Agreement may be executed in two counterparts, each of which shall constitute an original document but both of which together shall constitute a single instrument.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.


                                    The "Company"

                                    PS GROUP, INC.


                                        /s/ L.A. GUSKE
                                    By: ___________________________
                                        Lawrence A. Guske
                                        Vice President-Finance



                                    The "Executive"


                                    /s/ CHARLES E. RICKERSHAUSER, JR.
                                    __________________________________
                                    Charles E. Rickershauser, Jr.

                                   EXHIBIT A
                                   ---------


     INFORMATION PROVIDED UNDER ERISA.  This Executive Retirement Agreement
     --------------------------------
constitutes an unfunded Plan of deferred compensation, maintained on a calendar year basis. The Company is the Plan sponsor, Plan Administrator, and agent for service of legal process. The Company bears the costs of all benefits under the Plan.

     The Company's address, telephone number, and employer identification number are as follows:

                    4370 La Jolla Village Drive, Suite 1050
                              San Diego, CA 92122
                            Attn: Ms. Johanna Unger
                         Telephone No.: (619) 642-2999
                    Employer Identification No.: 33-0692068


     The Plan number assigned to the Plan is 003.


     STATEMENT OF ERISA RIGHTS.  A Participant in this Plan is entitled to
     -------------------------
certain rights and protections under a federal law known as "ERISA." ERISA provides that all Plan Participants shall be entitled to examine, without charge, at the Plan Administrator's office, all Plan documents and the Plan's annual report. Copies of these documents and other Plan information may also be obtained upon written request to the Plan Administrator. A reasonable charge may be made for copies.

     In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of this Plan. The people who operate this Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in your interest. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining benefits or exercising your rights under ERISA. If your claim for benefits is denied in whole or in part, you must receive a written explanation of the reason for this denial. You have the right to have the Plan Administrator review and reconsider your claim, as described in Exhibit B to the letter to which this Exhibit is attached.

     Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file a claim in Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file a claim in Federal or state court.
If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file a lawsuit in Federal court. The court will decide who should pay the costs and legal fees of lawsuit. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

     If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

                                      -2-

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                                   EXHIBIT B
                                   ---------

     If you believe you are entitled to a benefit under this Agreement, you may make a claim for such benefit by filing with the Company a written statement setting forth the amount and type of payment so claimed. The statement shall also set forth the facts supporting the claim. The claim may be filed by mailing or delivering it to the Board of Directors of the Company.

     Within sixty (60) calendar days after receipt of such a claim, the Board shall notify you in writing of its action on such claim and if such claim is not allowed in full, shall state the following in a manner calculated to be understood by you:

               (a) The specific reason or reasons for the denial;

               (b) Specific reference to pertinent provisions of this Agreement on which the denial is based;

               (c) A description of any additional material or information necessary for you to be entitled to the benefits that have been denied and an explanation of why such material or information is necessary; and

               (d) An explanation of this Agreement's claim review procedure.

     If you disagree with the action taken by the Board, you or your duly authorized representative may apply to the Board for a review of such action. Such application shall be made within one hundred twenty (120) calendar days after receipt by you of the notice of the Board's action on your claim. The application for review shall be filed in the same manner as the claim for benefits. In connection with such review, you may inspect any documents or records pertinent to the matter and may submit issues and comments in writing to the Board. A decision by the Board shall be communicated to you within sixty
(60) calendar days after receipt of the application. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by you, and specific references to the pertinent provisions of this Agreement on which the decision is based.